For Immediate Release

Ameritrans Capital Corporation

For more information Contact:

Michael Feinsod

(212) 355-2449

Ameritrans Capital Corporation Declares Quarterly Dividend

On 9 3/8 % Preferred Stock

New York, NY, March 20, 2009 - The board of directors of Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) has declared a dividend of $0.28125 per share on its 9-3/8% cumulative participating redeemable preferred stock $.01 par value, $12.00 face value for the period January 1, 2009 through March 31, 2009.  The dividend is payable on or about April 15, 2009, to shareholders of record as of March 31, 2009.

ABOUT AMERITRANS CAPITAL CORPORATION

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of secured business loans and selected equity investments. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC).  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ameritrans Capital Corporation undertakes no duty to update any forward-looking statements made herein.